Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cimetrix Incorporated:

We consent to the incorporation by reference in Registration Statement No. 333-118624 on Form S-8 of our report dated March 30, 2012, relating to the consolidated financial statements of Cimetrix, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cimetrix, Inc. and subsidiaries for the years ended December 31, 2011 and 2010.

/s/HJ & ASSOCIATES, LLC
HJ & ASSOCIATES, LLC

Salt Lake City, Utah
March 30, 2012